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                                  EXHIBIT 23



Board of Directors and Stockholders
Cecil Bancorp, Inc.
Elkton, Maryland



                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Cecil Bancorp, Inc. and Subsidiaries of our report dated January 21, 1998, included in the 1997 Annual Report to Stockholders of Cecil Bancorp, Inc.

     We also consent to the incorporation by reference in Registration Statements (Form 10-KSB Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated January 21, 1998, with respect to the consolidated financial statements incorporated herein by reference.

                                        Simon Master & Sidlow, P.A.



Wilmington, Delaware
January 21, 1998